Exhibit 10.1

FIRST AMENDMENT TO
THE AGREEMENT BETWEEN THE
SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY
AND
APPLIANCE RECYCLING CENTERS OF AMERICA-CALIFORNIA, INC.

PARTIES

This First Amendment (“First Amendment”) to the agreement (“Agreement”) dated July 1, 2006 between and Appliance Recycling Centers of America-California, Inc., a California Corporation (“ARCA”), and the Southern California Public Power Authority, a joint powers agency organized under the laws of the State of California (“SCPPA”), each sometimes referred to individually as “Party” and collectively as “Parties,” is made and entered into by the Parties as of the 1st day of March 2007.

RECITALS

The purpose of this First Amendment is (i) to increase the total expenditure limit under the Agreement from $300,000 to $25,300,000 to accommodate the participation of the City of Los Angeles, acting by and through the Department of Water and Power (“LADWP”), (ii) to reduce certain prices for services, which will benefit all participating utilities, (iii) for ARCA to store and deliver a minimum of two compact fluorescent bulbs, provided by the participating utilities, with each refrigerator recycling or delivery order, and (iv) to modify or add several other provisions in the Agreement.

AGREEMENT

For and in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the Parties agree hereto as follows.

AMENDMENT TO SECTIONS OR SUBSECTIONS OF THE AGREEMENT

1.               Amend Section 3.8 of the Agreement to read:

3.8                                 Contract Period: The period beginning with time of effectiveness date as July 1, 2006 through December 31, 2008.

2.               Amend Section 3.15 to read:

3.15                           New Refrigerator: Energy-efficient and Energy Star® approved refrigerator, purchased from ARCA by SCPPA, that replaces Primary Refrigerator utilized by customer prior to installation of New Refrigerator.

3.               Amend Subsections 3.32 (a.) and 3.32 (c.) to read:

a.                           New Refrigerator acquisition and warehouse/inventory services.  Contractor shall purchase designated refrigerators at prices reflected in Price Schedule (Exhibit A) upon written request from SCPPA.

c.                           Customer services including, but not limited to, maintaining customer call center, appointment scheduling, pre-qualification services such as testing for grounded outlets, and other services as directed.

4.               Add a new Subsection 3.32 (j.) to read:

j.                              Delivery of a minimum of two compact fluorescent light bulbs (“CFL”) with each refrigerator exchange, as directed by and at the option of each participating utility. ARCA and each participating utility may mutually agree on the delivery of other customer incentive or promotional items in lieu of, or in addition to, CFLs.

5.               Amend Subsection 4.1.2 to read:

4.1.2                        Upon receipt and acceptance of an authorized Task Assignment, Contractor shall respond to customer calls or web-based reservations and inquiries and make arrangements for performance of the specified services within four (4) working days.

6.               Add a new Subsection 4.1.10 to Section 4.1 to read:

4.1.10 Provide storage of CFLs for delivery with refrigerators as applicable under Section 3.32(j).

7.               Amend Subsection 4.3.3 (b.) to read:

b.                          Providing adequate staff to receive and answer customer calls on toll-free lines as follows: Monday through Friday (except SCPPA holidays) - 7:30 a.m. to 8:00 p.m. (Pacific Standard Time) and Saturdays - 8:00 a.m. to 6:00 p.m. (Pacific Standard Time). At all other times, Contractor shall provide a recorded message with pertinent Program information and the capability for customer to leave a message for call back by Contractor. Such messages shall be returned the next business day and daily thereafter until customer has been contacted. All contacts and contact attempts shall be recorded in Contractor’s Internet-based Program database and will be made available to SCPPA for review on a real-time basis.

8.               Amend Subsection 4.3.5 to read:

4.3.5                        Making deliveries, uncrating, setting up and installing New Refrigerators at Approved Customer residences, including performing initial test to confirm that outlet to which refrigerator is to be connected is properly grounded.

9.               Amend Subsection 4.4.2 (c.) to read:

c.                           Acquisition of New Refrigerators as authorized and approved by SCPPA. Complete accounting of all New Refrigerator deliveries and Primary and/or Second Refrigerators and Freezers collected and delivered to Appliance Delivery Warehouse or Recycling Center.

10.         Add Subsection 4.6.6 to read:

4.6.6                        Contractor agrees to provide the same refrigerator warranty support services for year two as is provided under the first year warranty conditions offered by the manufacturer.

11.         Amend Subsection 6.3.1 to read:

6.3.1                        Subcontractors/Joint Participation Agreement

With prior approval of Utility, Contractor may enter into subcontracts and joint participation agreements with others for the performance of portions of this Agreement. Contractor shall at all times be responsible for the acts and errors or omissions of its Subcontractors or joint participants and persons directly or indirectly employed by them. To the extent that Contractor provides service within the LADWP service territory, Contractor shall make a concerted effort to comply with LADWP’s minority/women/other owned business enterprise (“MBE/WBE/OBE”) program.  Nothing in this Agreement shall constitute any contractual relationship between any others and SCPPA or any obligation on the part of SCPPA to pay, or to be responsible for the payment of, any sums to any Subcontractors.

12.         Amend Subsection 6.7.2.2 to read:

6.7.2.2               Termination Due to Expenditure Limit

This Agreement will automatically terminate if expenditures reach the limit of $25,300,000.

13.         Amend Subsection 6.7.2.3 to read:

6.7.2.3               Expiration of Agreement

Unless amended by mutual agreement of the Parties, this Agreement expires on December 31, 2008.

14.         Amend Section 7.3 to read:

7.3                                 The total amount of this Agreement shall not exceed $25,300,000 without further appropriation to this Agreement by SCPPA.

EFFECT OF AMENDMENT

Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have duly caused this First Amendment to the Agreement to be executed on their respective behalf by their duly authorized representatives.

APPLIANCE RECYCLING CENTERS OF AMERICA-CALIFORNIA, INC.

/s/Jack Cameron
By: JACK CAMERON
Its: President

SOUTHERN CALIFORNIA PUBLIC POWER AUTHORITY

/s/ Bill D. Carnahan
By: BILL D. CARNAHAN
Its: President